Exhibit 10.1

EXTENSION OF AGREEMENT FOR SERVICES

THIS EXTENSION OF AGREEMENT FOR SERVICES ("Extension") to the Agreement for Services dated November 12, 2014 ("Agreement ") by and between PetroShare Corp., a Colorado corporation ("Company ") and Kingdom Resources, LLC, a Colorado limited liability company ("Contractor") is made effective the 2 day of September, 2015 ("Effective Date"). Company and Contractor may be referred to individuality as a "Party" or collectively as the "Parties."

WHEREAS, the purpose of the Agreement was to set forth the terms under which Contractor shall perform services for Company acquiring oil and gas interests and the consideration paid by Company for the services of Contractor;

WHEREAS, the Parties agreed that the term of the Agreement would expire on December 31, 2015 ("Agreement Termination Date");

WHEREAS , the Parties desire to extend the term of the Agreement for a period of two years from the Agreement Termination Date as set forth in this Extension; and

WHEREAS, capitalized terms as used herein shall have the meanings defined in the Agreement, unless otherwise defined herein.

NOW THEREFORE, in consideration of the foregoing, the mutual promises, obligations and agreements of the Parties, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties agree as follows:

1.         The Term of the Agreement shall be extended two years from the Agreement Termination Date and shall expire on December 31, 2017.

2.         Except as expressly set forth in this Extension, the Agreement shall remain unaltered and in full force and effect according to the terms and conditions thereof, and the execution of this Extension shall not constitute a waiver of any of the Parties' rights under the Agreement. All recitals set forth above are incorporated herein by this reference.

3.         This Extension may be executed in multiple counterparts, each of which shall be deemed to be an original and all such counterparts shall constitute one instrument.

IN WITNESS WHEREOF, the Parties hereto have executed this Extension to be effective as of the Effective Date first above written.

PETROSHARE CORP. /s/ Stephen J. Foley Stephen J. Foley, CEO	KINGDOM RESOURCES, LLC /s/ Gene Osborne Gene Osborne, Manager